UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                December 31, 2004

                Date of Report (Date of earliest reported event)

                          QUICK-MED TECHNOLOGIES, INC.

             ------------------------------------------------------

             (Exact name of registrant as specified in its charter)

                                     Nevada

                 (State or other jurisdiction of incorporation)

                                     0-27545

                            (Commission File Number)

                                   98-0204736

                        (IRS Employer Identification No.)

                  3427 SW 42nd Way, Gainesville, Florida 32608

               --------------------------------------------------

               (Address of principal executive offices) (Zip Code)

                                 (352) 379-0611

               ---------------------------------------------------

               Registrant's telephone number, including area code

                                (Not Applicable)

           -----------------------------------------------------------

          (Former name or former address, if changed since last report)

ITEM 3.02 Unregistered Sales of Equity Securities

Background

On November 30, 2004, Quick-Med Technologies, Inc. (hereafter referred to as “we”, “us” or “our”) filed a Form 8-K which described completion of an agreement with Phronesis Partners, LP (“Phronesis”), a Delaware limited partnership, in which we sold 5,000,000 shares of our common stock to Phronesis for a per share price of $0.20, or an aggregate purchase price of $1,000,000 (“the Stock Purchase Agreement”) for the 5,000,000 shares.   In connection with the Stock Purchase Agreement, we executed a  warrant agreement with Phronesis, in which we granted Phronesis certain warrants to purchase shares of our common stock at an exercise price per warrant equal to the quotient of $1,000,000 divided by the greater of: (i) $0.40 or (ii) 70% of the Average Market Price for the 5 consecutive trading days prior to the date on which the warrant is exercised.  On December 31, 2004, Phronesis and we agreed to amend the exercise price for the warrant to $0.46 per share.  All other terms of the Stock Purchase Agreement and the Warrant Agreement remained the same.

Exercise of Warrant

In accordance with the terms of the warrant, as amended on December 31, 2004, Phronesis exercised its warrant to purchase 2,173,913 shares of our common stock at a per share price of $0.46, or an aggregate purchase price of $1,000,000.  On December 31, 2004, we received net proceeds of $930,000 after disbursements of $70,000 payable to Morgan Keegan & Company, Inc., a registered broker-dealer, who acted as our placement agent in connection with the sale of the 2,173,913 shares to Phronesis.

In connection with the offer and sale of our securities to Phronesis, we relied upon the exemptions from the registration requirements of Section 5 of the Securities Act of 1933, as amended, including Sections 4(2) and 4(6).

We believed that these exemptions were available because:

•

Phronesis is an Accredited Investor;

•

The shares were acquired by Phronesis in a transaction or chain of transactions not involving any public offering; and

•

Our  management had a pre-existing relationship with Phronesis prior to the date of the offer and sale of the warrants and underlying shares to Phronesis.

In connection with the exercise of the warrant, Michael Granito, our Chairman of the Board, in accordance with the terms of the Stock Purchase Agreement, will immediately convert $826,087 of his convertible debt owed by us to Mr. Granito into 2,173,913 shares of our common stock (equal to the number of shares acquired by Phronesis) at a conversion price applicable to the convertible debt of $0.38 per share.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quick-Med Technologies, Inc.

Dated: January 4, 2005

/s/ David Lerner

----------------------------

David Lerner, President